EXHIBIT 99.1
                                                                    ------------

[NextWave Wireless Logo]

                                                           News

                                                           FOR IMMEDIATE RELEASE


        NEXTWAVE WIRELESS ANNOUNCES THIRD QUARTER 2007 FINANCIAL RESULTS

              Company Reports 166 Percent Quarterly Revenue Growth
                         Compared to Third Quarter 2006



SAN DIEGO, CA, November 14 -- NextWave Wireless Inc. (NASDAQ: WAVE), a global provider of wireless broadband and mobile multimedia products, filed its Quarterly Report on Form 10-Q for the third fiscal quarter which ended September 29, 2007. Financial schedules are included with this release.


NextWave reported that its third quarter revenues increased 166 percent compared to third quarter 2006. Revenues were $17.8 million for the third quarter of 2007, an $11.1 million increase over the third quarter in 2006 and a $4.9 million increase over the second quarter in 2007. The robust increase in quarterly revenue was driven by the continued growth in mobile device software royalties generated by the company's PacketVideo subsidiary and by increased sales of wireless broadband network equipment and subscriber devices by the company's IPWireless, Inc. subsidiary which was acquired in the second quarter of 2007.


"We are very pleased with the rapid revenue growth achieved by our PacketVideo and IPWireless subsidiaries this quarter and the transition from early-stage development to pre-commercialization status of our WiMAX chipset business," said Allen Salmasi, chairman and chief executive officer of NextWave Wireless Inc. "These achievements are the direct result of the investments we have made in our people, our business, and our technologies."

NextWave reported that its loss from operations was $91.7 million for the third quarter of 2007, representing an increase of $65.3 million, when compared to the loss from operations for the third quarter of 2006 and an increase of $32.2 million over the second quarter of 2007. Approximately forty percent, or $36.9


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million, of the loss was attributable to the accounting for the acquisition of the GO Networks and IPWireless businesses during the first half of the year, and from the integration of the operations of those businesses. NextWave expects to realize improved contributions from these businesses in the future resulting from the achievement of operating efficiencies, improved margin contributions and the one-time nature of approximately $11.2 million of these charges.

Loss from operations during the third quarter of 2007, as compared to the third quarter of 2006, increased primarily due to increased operating expenses of $76.4 million, of which $18.3 million were non-cash expenses arising from the accounting for purchased in-process R&D and the amortization of intangible assets as a result of the acquisition of GO Networks and IPWireless and new spectrum properties. Approximately $31 million of the increase in operating loss was attributable to increases in R&D, of which $17.5 million was due to the growth of the semiconductor engineering team at NextWave Broadband and activities related to the commercialization of the company's family of WiMAX chipsets and $10.9 million was attributable to the addition of the IPWireless and GO Networks operations earlier in the year. The addition of the IPWireless and GO Networks operations in the first half of 2007 also accounted for additional increases in operating expenses of $16.2 million attributable to increases of $11.1 million in cost of revenues and $5.1 million in sales, marketing, and G&A expenses.


Excluding cost of revenues for the quarter of $17.3 million, total operating expenses for the third quarter were $92.2 million, of which thirty-three percent, or $30.3 million, were attributable to non-cash expenses, including $8.7million for the amortization of intangible assets related to acquisitions, $6.9 million for non-cash share based and other compensation expense, $3.5 million for depreciation and $11.2 million for In-Process Research and Development (IPR&D) expense related to the acquisition of IPWireless, Inc.


Net interest expense for the third quarter of 2007 was $7.2 million, a $1.6 million increase over the third quarter of 2006 and a $1.2 million increase from the second quarter of 2007. The increase in interest expense over the second quarter and compared to the third quarter of 2006 was driven primarily by interest expense related to the issuance of $350 million of 7% Senior Secured Notes in July 2006, and available cash balance during the third quarter.


Net loss available to common shares for the third quarter of 2007 was $(107.8) million, or $(1.17) per share, compared to a net loss available to common shares of $(31.8) million, or $(0.39) per share for the third quarter of 2006 and a net loss available to common shares of $(72.1) million, or $(0.81) per share, for the second quarter of 2007.


During the third quarter of 2007, NextWave Broadband announced the release of its NW1000 Series WiMAX chipset; the first generation in a family of WiMAX baseband and multi-band RFIC chipsets designed to provide wireless device and


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network equipment manufacturers with an advanced platform to develop next-generation WiMAX mobile terminal and infrastructure products. The company's second-generation chips, designed for high-volume, full-commercial production is planned for the first half of 2008.


Consistent with its strategy to acquire and make available licensed spectrum to network operators who deploy the company's wireless broadband products and technologies, NextWave, through its Inquam Broadband GmbH subsidiary, completed its acquisition of a 65% controlling interest in Zurich-based WiMAX Telecom AG which has wireless broadband spectrum concessions in Austria, Slovakia, and Croatia.


In July 2007, NextWave announced the launch of its Latin American business operation, NextWave Wireless - Latin America. The new business unit was established to deliver NextWave's broad array of industry-leading mobile broadband and wireless technology solutions to customers throughout the Latin American region.


Recently, on November 5, 2007, PacketVideo announced that it has joined the Open Handset Alliance as a founding member, along with more than 30 other industry leaders including Google. PacketVideo is responsible for supplying the multimedia sub-system, providing for essential media features for media device development, of the OpenCORE(TM) software for the Alliance's Android platform. PacketVideo expects to market a broad suite of innovative applications, features, and services designed to enhance its contributed OpenCORE(TM) software.


"Our third quarter results are consistent with our expectations and will further strengthen our position for future growth. We're looking forward to a successful commercial launch of our low- power, 65 nanometer, WiMAX baseband and RFIC products in 2008 including a fully-integrated Wi-Fi and WiMAX chipset with matched multi-band RFIC that supports global roaming and unique broadcast capabilities. To accelerate the commercial introduction of our WiMAX chipsets and technologies, we have also undertaken joint development activities with world-class device vendors," Salmasi added. "We also remain very excited about the prospects of our TDtv(TM) mobile broadcast technology which has already been successfully tested by some of the largest carriers in Europe. IPWireless and PacketVideo are currently working with major device manufacturers to incorporate our TDtv chipsets, embedded multimedia software and other technologies into a wide range of exciting 3G devices."







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



NextWave Wireless Announces Third Quarter and Fiscal 2007 Results

                             NEXTWAVE WIRELESS INC.
                           CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PAR VALUE DATA)

                                                      SEPTEMBER       DECEMBER
                                                         29,            30,
                                                         2007           2006
                                                     -----------    -----------
                               ASSETS                (UNAUDITED)
Current assets:
 Cash and cash equivalents                           $    72,871    $    32,980
 Short-term investments                                  188,854        167,705
 Accounts receivable, net of allowance for doubtful
  accounts of $375 and $321, respectively                 22,722          5,056
 Inventory                                                 4,638            266
 Deferred contract costs                                  20,821          2,397
 Prepaid expenses and other current assets                12,145          7,571
                                                     -----------    -----------
   Total current assets                                  322,051        215,975

Restricted cash
                                                          75,000         75,000
Wireless spectrum licenses, net
                                                         574,931        527,998
Goodwill
                                                         140,262         32,184
Other intangible assets, net
                                                          80,813         18,570
Property and equipment, net
                                                          43,547         17,529
Other noncurrent assets
                                                           6,782          9,823

  Total assets                                       $ 1,243,386    $   897,079
                                                     ===========    ===========

         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                    $    28,785    $     1,630
 Accrued expenses                                         57,829         33,537
 Current portion of long-term obligations                  6,223          3,065
 Deferred revenue                                         49,592         10,253
 Other current liabilities and deferred credits            3,034          1,240
                                                     -----------    -----------
   Total current liabilities                             145,463         49,725
                                                     -----------    -----------
Deferred income tax liabilities                           85,556         75,774
Long-term obligations, net of current portion            316,552        298,030
Other long-term obligations, deferred credits and
 reserves                                                  5,924          3,324
                                                     -----------    -----------
   Total liabilities                                     553,495        426,853

Minority interest in subsidiary                             --            1,048
Commitments and contingencies

Redeemable Series A Senior Convertible
  Preferred Stock, $0.001 par value; 355
  shares authorized; 355 shares issued and
  outstanding, liquidation preference of
  $368,814 at September 29, 2007                         364,919           --
                                                     -----------    -----------
Stockholders' equity:
 Preferred stock, $0.001 par value; 25,000
  shares authorized; 355 shares designated
  as Series A Senior Convertible Preferred
  Stock; no other shares issued or outstanding              --             --

 Common stock, $0.001 par value; 400,000 shares
  authorized; 92,666 and 83,716 issued and
  outstanding at September 29, 2007, and
  December 30, 2006, respectively                             93             84
 Additional paid-in-capital                              691,315        620,423
 Accumulated other comprehensive loss                         48           (357)
 Accumulated deficit                                    (366,484)      (150,972)
   Total stockholders' equity
                                                     -----------    -----------
    Total liabilities and stockholders' equity       $ 1,243,386    $   897,079
                                                     -----------    -----------



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NextWave Wireless Announces Third Quarter and Fiscal 2007 Results

                             NEXTWAVE WIRELESS INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

                                           THREE MONTHS ENDED        NINE MONTHS ENDED
                                           ------------------        -----------------
                                         SEPTEMBER    SEPTEMBER    SEPTEMBER    SEPTEMBER
                                             29,          30,          29,          30,
                                            2007         2006         2007         2006
                                         ---------    ---------    ---------    ---------
Revenues                                 $  17,752    $   6,670    $  38,330    $  16,868
                                         ---------    ---------    ---------    ---------

Operating expenses:
 Cost of revenues                           17,324        3,506       31,538        7,951
 Engineering, research and development      42,556       11,634       99,953       36,017
 General and administrative                 30,939       14,896       70,351       35,528
 Sales and marketing                         7,449        2,992       16,684        7,144
 Purchased in-process research and
  development costs                         11,200         --         12,060        1,648
                                         ---------    ---------    ---------    ---------
   Total operating expenses                109,468       33,028      230,586       88,288
                                         ---------    ---------    ---------    ---------
    Loss from operations                   (91,716)     (26,358)    (192,256)     (71,420)
                                         ---------    ---------    ---------    ---------
Other income (expense)
  Interest income                            4,870        3,419       12,387        9,803
  Interest expense                         (12,033)      (9,010)     (34,619)      (9,684)
  Other income and expense, net             (1,622)         (26)      (1,320)          98
                                         ---------    ---------    ---------    ---------
   Total other income (expense), net        (8,785)      (5,617)     (23,552)         217
                                         ---------    ---------    ---------    ---------
    Loss before provision for income
      taxes and minority interest         (100,501)     (31,975)    (215,808)     (71,203)
  Income tax benefit (provision)              (351)         (93)        (752)         116
  Minority interest                           --            265        1,048        1,136
                                         ---------    ---------    ---------    ---------
       Net loss                           (100,852)     (31,803)    (215,512)     (69,951)

  Less: Preferred stock dividends           (6,862)        --        (13,814)        --
        Accretion of issuance costs on
         preferred stock                       (69)        --           (139)        --
                                         ---------    ---------    ---------    ---------
       Net loss applicable to common
         shares                          $(107,783)   $ (31,803)   $(229,465)   $ (69,951)
                                         =========    =========    =========    =========

 Net loss per common share - basic and
  diluted                                $   (1.17)   $   (0.39)   $   (2.60)   $   (0.86)
 Weighted average shares used in per
  share calculation                         92,468       81,833       88,413       81,722














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



NextWave Wireless Announces Third Quarter and Fiscal 2007 Results

                             NEXTWAVE WIRELESS INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS) (UNAUDITED)

                                                            NINE MONTHS ENDED
                                                         ----------------------
                                                         SEPTEMBER    SEPTEMBER
                                                             29,          30,
                                                            2007         2006
                                                         ---------    ---------
OPERATING ACTIVITIES
Net loss                                                 $(215,512)   $ (69,951)
Adjustments to reconcile net loss to net cash used
  in operating activities:
 Depreciation                                                8,023        4,235
 Amortization of intangible assets                          15,418        3,752
 Non-cash share-based compensation                           8,157        3,548
 In-process research and development                        12,060        1,648
 Accretion of interest expense                              15,647        4,643
 Minority interest                                          (1,048)      (1,136)
 Other non-cash adjustments                                  2,626        2,387
 Changes in operating assets and liabilities:
   Accounts receivable                                      (2,631)      (2,221)
   Inventory                                                 1,143          (59)
   Deferred contract costs                                 (16,546)      (2,116)
   Prepaid expenses and other current assets                  (813)      (1,938)
   Other assets                                              2,123        1,336
   Accounts payable and accrued liabilities                 (3,584)      11,604
   Deferred revenue                                         25,979        3,950
   Other current liabilities and deferred credits              219         (238)
                                                         ---------    ---------
     Net cash used in operating activities                (148,739)     (40,556)
                                                         ---------    ---------

INVESTING ACTIVITIES
Proceeds from maturities of available-for-sale
  securities                                                19,273      192,226
Proceeds from the sale of available-for-sale
  securities                                               865,234      452,951
Purchases of available-for-sale securities                (905,251)    (477,927)
Payments for wireless spectrum licenses                    (34,607)    (397,817)
Cash paid for business combinations, net of cash
  acquired                                                 (80,332)      (4,950)
Purchase of property and equipment                         (22,422)     (10,990)
Other, net                                                    (500)      (1,866)
                                                         ---------    ---------
     Net cash used in investing activities                (158,605)    (248,373)
                                                         ---------    ---------

FINANCING ACTIVITIES
Proceeds from the sale of Series A Senior
  Convertible Preferred Stock, net of costs to issue       351,146         --
Proceeds from long-term obligations, net of costs to
  issue                                                       --        295,098
Payment to restricted cash account securing
  long-term obligations                                       --        (75,000)
Payments on long-term obligations                           (4,052)      (2,374)
Proceeds from the sale of common equity interests            2,175        2,379
Proceeds from investment by joint venture partner             --          1,995
Cash distributions paid to members                          (2,034)      (1,447)
                                                         ---------    ---------
     Net cash provided by financing activities             347,235      220,651
                                                         ---------    ---------
  Net increase (decrease) in cash and cash
   equivalents                                              39,891      (68,278)

Cash and cash equivalents, beginning of period              32,980       93,649
                                                         ---------    ---------
Cash and cash equivalents, end of period                 $  72,871    $  25,371
                                                         =========    =========



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ABOUT NEXTWAVE WIRELESS INC.

NextWave Wireless Inc. supplies a broad range of advanced mobile broadband and wireless multimedia products and technologies to many of the largest mobile device manufacturers, network equipment suppliers, and wireless service providers in the world. NextWave's products include WiMAX/Wi-Fi semiconductors, TD-CDMA mobile broadband systems, wide-area Wi-Fi networks, and device-embedded multimedia software solutions. The company develops and markets its products through its family of world-class operating companies which include NextWave Broadband Inc., PacketVideo Corporation, IPWireless, and GO Networks, Inc. NextWave's extensive portfolio of licensed spectrum holdings include nationwide spectrum in the U.S., Canada, Germany, Switzerland, Austria, Croatia, Czech Republic and Slovakia. The company intends to make its spectrum available to customers of its advanced mobile broadband products and solutions. NextWave Wireless is headquartered in San Diego, California, U.S.A., and has offices in over a dozen countries. Visit NextWave Wireless at www.NextWave.com.


NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual events or results could differ materially from the events or results predicted by such statements. Important factors that could cause actual events or results to differ materially are discussed in greater detail in the filings of NextWave with the Securities and Exchange Commission. All such documents are available through the SEC's website at www.sec.gov. NextWave makes no commitment to update any forward-looking statements in order to reflect subsequent changes in events or circumstances except as may be required pursuant to applicable law.

                                      # # #

CONTACTS
--------


MEDIA
Michael Gury
NextWave Wireless Inc.
(203) 742-2535
mgury@nextwave.com

INVESTOR RELATIONS
Roseann Rustici
NextWave Wireless Inc.
(203) 742-2539
rrustici@nextwave.com


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